Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
Amendment #4
to ScanSource, Inc.
Distribution Agreement

This Amendment #4 to the Distribution Agreement dated June 4, 2007 (the “Agreement”) and modified in Amendment #1dated March 17, 2008, Amendment #2 dated May 27, 2009 and Amendment #3 dated May 6, 2013 is made and entered into as of November 1, 2013 (“Effective Date”) by and between Aruba Networks, Inc., having its principal place of business at 1344 Crossman Avenue, Sunnyvale, CA 94089 (“Aruba”), and ScanSource, Inc., with an address at 6 Logue Court, Greenville, South Carolina 29615 (“ScanSource”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, Aruba and ScanSource entered into a Distribution Agreement dated June 4, 2007; and

WHEREAS, Aruba and ScanSource now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereby agree as follows:

A. In Exhibit A of the Agreement, the Section entitled “PRODUCT & PRICE LIST” is hereby removed in its entirety and replaced with the following:

PRODUCT & SERVICES PRICING/DISCOUNTS

For reference, below are the price list categories:

MC – Mobility Controllers
AP – Access Points
IAP – Instant Access Points
MX – Access Multiplexers
SW – Software
HW – AirWave & ClearPass Appliance
MR – Mesh Router
MAS – Mobility Access Switches
CL – Central Software
SP – Support
PS – Professional Services
TR – Training
OT – Other Product
Any additional categories shall be as designated by Aruba subsequent to this Agreement.

•	Instant Product Discount: (Categories – IAP, MAS, and CL):

◦	Standard Pricing for Product – [* * *] off Price List

◦	For Product sold to Aruba’s Platinum level partners – [* * *] off Price List

▪	The additional discount above standard will be processed through the rebate for non-standard pricing process.

Amendment #4 to the Distribution Agreement    Page 1
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.2

•	Non-Instant Products Discount: (Categories – MC, AP, MX, SW, HW, MR, and OT)

◦	Standard Pricing for Product – [* * *] off Price List

◦	For Product sold to Aruba’s Platinum level partners – [* * *] off Price List

▪	The additional discount above standard will be processed through the rebate for non-standard pricing process.

◦	For non-instant Products sold to unauthorized and Aruba’s Authorized level partners – [* * *] off Price List

▪	The reduced discount below standard will be processed as a negative through the rebate for non-standard pricing process.

•	All Products: (Categories – MC, AP, IAP, MX, SW, HW, MR, MAS, CL, and OT)

◦
Non-Standard Pricing (NSP) – For Product being sold to Customers using non-standard pricing agreed to between Aruba and Customer, unless otherwise negotiated between Aruba and ScanSource, Aruba will offer ScanSource a discount equal to [* * *] off of price list above the non-standard pricing being offered to the Customer. All non-standard deals must be approved by Aruba’s VP Channel Operations or VP Sales – Americas.

◦
Deal Registration (DR) – For Product being sold through Aruba’s PartnerEdge partners to End Users, Aruba may offer additional discount above standard pricing. The additional discount above standard will be processed through the rebate for non-standard pricing process.

◦
Demonstration Product sold to Customers will be treated as non-standard pricing. Customers are eligible to purchase up to [* * *] list price of for demonstration/lab purposes at [* * *] off Price List. ScanSource will use reasonable efforts to assist in the [* * *] maximum annual purchase limit.

•	Advanced Services Discount: (Category – PS)

◦	[* * *] off Price List (Implementation and Consulting Services).

•	Aruba Provided Training: (Category – TR)

◦	Training (End User – Resale) –[* * *] off Price List (onsite training is based on a custom quote by Aruba Education Services).

◦	Training (Internal ScanSource Training Only) – [* * *] off Price List.

◦	Onsite End User training is based on a custom quote by Aruba’s Education Services.

•	Aruba Support Services Pricing Discounts: (Category – SP)

◦	ArubaCare (Aruba-branded support service)

▪	[* * *] off Price List

▪	The Aruba Support Services are provided under and governed by the ArubaCare Terms and Conditions, which are set forth at https://partners.arubanetworks.com/.

▪
If Customer elects to cancel or terminate ArubaCare Services for a Product, Customer must give Aruba thirty (30) days advance notice and then Provider shall be liable only for payment of ArubaCare Services for that Product through the date of such termination and Aruba shall pay to Provider a refund of any unused prepaid fees, pro-rated over the period for which such payment was made.

▪
Any Customer or End User that has not paid all applicable renewal fees at time of expiration of the term for which such services are then being rendered will only be permitted to subsequently reinstate the Aruba support services if it first pays all renewal

Amendment #4 to the Distribution Agreement    Page 2
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.2

fees that would have been due from the expiration date through the date that the Customer or End User desires to renew the Aruba support services.

▪	Fifteen (15) days prior to the expiration of any ArubaCare agreement Aruba may directly pursue renewal of ArubaCare services with any End User.

•	Internal Use Products for ScanSource

◦	[* * *] off Aruba List Price (for Products purchased for demonstration and lab purposes only, and not for ScanSource’s operational IT infrastructure).

◦	ScanSource can purchase up to [* * *] list price of demonstration and lab equipment at this discount each year.

DEMONSTRATION CAPABILITIES
ScanSource is responsible for establishing a fully functional demo capability, containing Products reasonably specified by Aruba, within sixty (60) days after the Effective Date of this Agreement. Aruba from time to time will modify the items required to be contained in the ScanSource demo equipment, and ScanSource shall be responsible for updating demo equipment to meet such requirements within sixty (60) days after Aruba notifies ScanSource of a requirements modification.

B. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

C. Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives as of the Effective Date.

ARUBA NEWORKS, INC.    SCANSOURCE, INC.

By: ____/s/ Ava Hahn______________    By: _______/s/ Ansley Hoke______________

Print Name: __/S/ AVA HAHN_______    Print Name: __ANSLEY HOKE___________

Title: ___GENERAL COUNSEL______    Title:__VICE PRESIDENT, MERCHANDISING_

Date: _____11/15/2013______________    Date:___November 1, 2013_________________

Amendment #4 to the Distribution Agreement    Page 3
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.